UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2009

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2800 Post Oak Boulevard, Suite 5450
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 15, 2009, Rowan Companies, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement with Barclays Capital Inc., Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, relating to the issuance and sale in an underwritten public offering by the Company of $500 million aggregate principal amount of 7.875% Senior Notes due 2019 (the “Notes”). The offer and sale of the Notes was registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-160579), which became effective upon filing with the Commission on July 15, 2009. The material terms of the offering are described in the prospectus supplement dated July 15, 2009, which was filed by the Company with the Commission on July 16, 2009.
     The underwriting agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the underwriting agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the underwriting agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
     The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, certain investment and commercial banking and financial advisory services to the Company and its subsidiaries and affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. Affiliates of Barclays Capital Inc. own approximately 7% of the Company’s common stock.
     The Notes constitute a new series of debt securities under an indenture dated as of July 21, 2009 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee, as amended and supplemented by the first supplemental indenture dated as of July 21, 2009 (the “First Supplemental Indenture”) between the Company and U.S. Bank National Association, setting forth the specific terms applicable to the Notes.
     The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K. The description of the Base Indenture and First Supplemental Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and First Supplemental Indenture, a copy of each filed herewith as Exhibits 4.1 and 4.2 and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On July 21, 2009, the Company successfully completed the issuance and sale of the Notes. Interest on the Notes is payable semi-annually on February 1 and August 1 of each year, commencing February 1, 2010. The Notes will mature on August 1, 2019. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.”
     The Company intends to use the net proceeds from the offering of approximately $492 million, after deducting the underwriting discount and estimated offering expenses, for general corporate purposes.
     The Company may, at its option, redeem all or part of the Notes at any time at a make-whole price. The Notes are the Company’s senior unsecured obligations and rank effectively junior to all existing and future secured debt, including indebtedness under the Company’s secured notes issued and guaranteed by the U.S. Department of Transportation’s Maritime Administration, or MARAD, pursuant to the provisions of Title XI of the Merchant Marine Act of 1936, as amended, with respect to the financing of several of the Company’s offshore drilling rigs, to the extent of the value of the Company’s assets constituting collateral securing such indebtedness. The Notes rank equally in right of payment with all of its existing and future unsecured debt that is not by its terms subordinated to the Notes, including any indebtedness under the Company’s senior revolving credit facility (other than letter of credit reimbursement obligations that are secured by cash deposits), and senior to any subordinated debt that the Company may incur. The Notes will not be guaranteed by any of the subsidiaries of the Company.
     The following are events of default with respect to the Notes:
     (1) default in the payment of any interest upon the Notes when due and payable that continues for 30 days;
     (2) default in the payment of principal of or premium, if any, on the Notes when due at its maturity, declaration of acceleration, call for redemption or otherwise;
     (3) default in the performance, or breach, of any covenant set forth in Article Ten of the Indenture (other than a covenant for which default or breach is specifically addressed within these events of default) that continues for 60 days after there has been given written notice from the trustee or holders of at least 25% in principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

     (4) default in the performance, or breach, of any covenant of the Indenture (other than a covenant in Article Ten of the Indenture and any other covenant for which default or breach is specifically addressed within these events of default) that continues for 120 days after there has been given written notice from the trustee or holders of at least 25% in principal amount of the Notes outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;
     (5) certain events of bankruptcy, insolvency or reorganization with respect to the Company;
     (6) default in the deposit of any sinking fund payment when due; or
     (7) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any current or future debt of the Company or any of its Significant Subsidiaries (as such term is defined in Article I, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended), or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries, if such default (a) is caused by a failure to pay principal of or premium, if any, or interest on such debt prior to the expiration of the grace period for such debt on the date of such default, or payment default, or (b) results in the acceleration of such debt prior to its express maturity and in each case described in (a) or (b), the principal amount of such debt, together with the principal amount of any other such debt under which that has been a payment default or the maturity of which has been so accelerated, aggregates at least $35.0 million.
     If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the Notes outstanding may declare the principal amount of the Notes to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs and is continuing, the principal amount of the Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the Notes outstanding may rescind any such acceleration with respect to the Notes and its consequences.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 1.1	Underwriting Agreement dated as of July 15, 2009 among Rowan Companies, Inc. and the Underwriters Listed therein.

Exhibit 4.1	Indenture for Senior Debt Securities dated as of July 21, 2009 between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture dated as of July 21, 2009, between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.3	Form of 7.875% Senior Note due 2019 (included in Exhibit 4.2 of this Current Report on Form 8-K)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies, Inc.

By:	/s/ William H. Wells
Name:	William H. Wells
Title:	Vice President — Finance and Chief Financial Officer (Principal Financial Officer)
Date: July 21, 2009

EXHIBIT INDEX

Exhibit 1.1	Underwriting Agreement dated as of July 15, 2009 among Rowan Companies, Inc. and the Underwriters Listed therein.

Exhibit 4.1	Indenture for Senior Debt Securities dated as of July 21, 2009 between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture dated as of July 21, 2009, between Rowan Companies, Inc. and U.S. Bank National Association, as trustee.

Exhibit 4.3	Form of 7.875% Senior Note due 2019 (included in Exhibit 4.2 of this Current Report on Form 8-K)